EXHIBIT 32.1

CERTIFICATION OF PERIODIC REPORT

The undersigned Chairman of the Board, Chief Executive Officer and President and Executive Vice President and Chief Financial Officer of AMC Entertainment Inc. (the “Company”), each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)   the Quarterly Report on Form 10-Q of the Company for the quarter ended June 28, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 7, 2007

/s/ Peter C. Brown
Peter C. Brown
Chairman of the Board,
Chief Executive Officer and President
/s/ Craig R. Ramsey
Craig R. Ramsey
Executive Vice President and
Chief Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Marquee Holdings Inc. and will be retained by AMC Entertainment Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]